Exhibit 5.4

August 19, 2016

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Re:	MGM Resorts International 4.625% Senior Notes due 2026

Ladies and Gentlemen:

We have acted as special Nevada counsel to MGM Resorts International, a Delaware corporation (“you” or the “Company”), and in such capacity have advised the Company, the corporate subsidiaries of the Company listed in Schedule I(a) hereto (the “Nevada Corporate Subsidiaries”), the limited liability company subsidiaries of the Company listed in Schedule I(b) hereto (the “Nevada LLC Subsidiaries”), and the partnership subsidiaries of the Company listed in Schedule I(c) hereto (the “Nevada Partnership Subsidiaries” and, together with the Nevada Corporate Subsidiaries and the Nevada LLC Subsidiaries, the “Nevada Subsidiaries”) in connection with the Underwriting Agreement, dated as of August 16, 2016 (the “Underwriting Agreement”), between the Company and Barclays Capital Inc., as representative of the several Underwriters named therein, with respect to $500,000,000 aggregate principal amount of the Company’s 4.625% Senior Notes due 2026 (the “Notes”), guaranteed as to payment of principal, premium, if any, and interest by the subsidiaries of the Company identified on the signature pages to the Supplemental Indenture (as defined below) (the “Subsidiary Guarantees”). The Notes are issued pursuant to an Indenture dated as of March 22, 2012 (the “Base Indenture”) between the Company and US Bank National Association, as trustee (the “Trustee”) as supplemented by the Fifth Supplemental Indenture dated as of August 19, 2016 (the “Supplemental Indenture”) among the Company, the Subsidiary Guarantors, and the Trustee. Capitalized terms utilized, but not otherwise defined herein shall have the same meanings as set forth in the Underwriting Agreement.

In connection with the opinions set forth below, we have examined copies of (i) the Underwriting Agreement; (ii) the Original Registration Statement; (iii) the Pricing Disclosure Package; (iv) the Prospectus; (v) the Base Indenture; (vi) the Supplemental Indenture; (vii) the Notes; (viii) the Subsidiary Guarantees (the documents referred to in items (ii) through (viii) above being hereinafter referred to as the “Transaction Documents”); (ix) Certificates of Existence issued by an officer of the State of Nevada, each dated between August 11 and August 17, 2016 (the “Good Standing Certificates”), certifying that each Nevada Corporate Subsidiary is a corporation in good standing in the State of Nevada and that each Nevada LLC

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Subsidiary is a limited liability company in good standing in the State of Nevada, and (x) Secretary’s Certificate of each of the Nevada Subsidiaries, dated August 19, 2016 (the “Officer’s Certificate”), attaching thereto copies of (a) the articles of incorporation and bylaws of each of the Nevada Corporate Guarantors, (b) the articles of organization and operating agreement of each of the Nevada LLC Guarantors, (c) the partnership agreement of each of the Nevada Partnership Guarantors and (d) resolutions and written consents adopted by the governing bodies of the Nevada Guarantors relating to the Underwriting Agreement, the Transaction Documents and other transactions contemplated thereby. We also have made such investigations of law and examined originals or copies of such other documents and records as we have deemed necessary and relevant as a basis for the opinions hereinafter expressed. We have performed no other investigation, inquiry, or due diligence, and no inference as to our knowledge of the existence or absence of such facts may be drawn from our representation in this matter. In the course of the foregoing investigations and examinations, we assumed (i) the genuineness of all signatures on, and the authenticity of, all documents and records submitted to us as originals and the conformity to original documents and records of all documents and records submitted to us as copies; (ii) the truthfulness of all statements of fact set forth in the documents and records examined by us; (iii) the due authorization, execution and delivery by the parties thereto (other than the Nevada Subsidiaries) of all documents and instruments examined by us; (iv) that, to the extent such documents and instruments purport to constitute agreements of such parties, they constitute valid, binding and enforceable obligations of such parties and (v) that the representations of the Company and the Nevada Subsidiaries contained in the Underwriting Agreement are accurate and complete on the date hereof. The terms “to our knowledge,” “actual knowledge,” “known to us” or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of the attorneys within the firm who are currently actively involved in the representation of the Nevada Subsidiaries in respect to the transactions contemplated by the Underwriting Agreement as well as other attorneys within the firm as we deemed appropriate (and not including any constructive or imputed notice of any information), and after examination of the documents referred to herein, no facts have been disclosed to us that have caused us to conclude that the opinions expressed herein are factually incorrect. Furthermore, such reference means only that we do not know of any facts or circumstance contradicting the statement that follows, and does not imply that we know the statement to be correct. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinions, we have not undertaken any independent investigation to determine the absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Nevada Subsidiaries.

Based on the foregoing and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Nevada Subsidiaries are not, nor will they be upon the execution and delivery of the Supplemental Indenture (including the Subsidiary Guarantees therein), subject to regulation under any Nevada statute or regulation limiting their ability to incur

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indebtedness for borrowed money, except the Nevada Gaming Laws and any rules, ordinances or regulations of local regulatory authorities.

2. Each of the Nevada Corporate Subsidiaries is validly existing as a corporation in good standing under the laws of the State of Nevada. Each of the Nevada LLC Subsidiaries is validly existing as a limited liability company in good standing under the laws of the State of Nevada. Each of the Nevada Partnership Subsidiaries is a general partnership under the laws of the State of Nevada.

3. Each of the Nevada Subsidiaries has all requisite corporate, limited liability company or partnership power and authority to enter into, deliver and perform its specific obligations under the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and its Subsidiary Guarantee, and each of the Nevada Subsidiaries has taken all necessary corporate, limited liability company or partnership action to authorize the execution and delivery by it of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and its Subsidiary Guarantee and the performance by it of the Underwriting Agreement, the Base Indenture, and its Subsidiary Guarantee.

4. To the extent the Nevada Subsidiaries are parties thereto, the Base Indenture, the Supplemental Indenture, and the Subsidiary Guarantees have been duly executed and delivered by the Nevada Subsidiaries.

The foregoing opinions are, with your approval, based on and limited to the Chapters 78, 86 and 87 of the Nevada Revised Statutes and the relevant Federal law of the United States of America, and we express no opinion as to the laws of any other jurisdiction. We express no opinion with respect to the securities laws or blue sky laws of any jurisdiction or with respect to the gaming laws of any jurisdiction. With respect to opinion number 1 above insofar as it relates to the Nevada Corporate Subsidiaries and the Nevada LLC Subsidiaries, we have relied solely on the Good Standing Certificates, and insofar as it relates to the Nevada Partnership Subsidiaries, on the Officer’s Certificate and a certificate of the partners of each of the Nevada Partnership Subsidiaries.

The opinions set forth herein are provided to you as legal opinions only and not as a guaranty or warranty of the matters discussed herein. The opinions expressed herein are as of the date hereof, and we expressly disclaim any responsibility to update any opinions after the date hereof. This opinion letter is strictly limited to the matters stated herein, and no other or more extensive opinions are intended, implied or to be inferred beyond the matters expressly stated herein.

August 19, 2016

We hereby consent to being named in the Registration Statement as having prepared this opinion letter and to the filing of this opinion letter as an exhibit to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

Schedule I (a)

Nevada Corporate Subsidiaries

AC Holding Corp.

AC Holding Corp. II

Circus Circus Casinos, Inc.

CityCenter Realty Corporation

Destron, Inc.

Diamond Gold, Inc.

Galleon, Inc.

Grand Laundry, Inc.

LV Concrete Corp.

Mandalay Corp.

Mandalay Resort Group

MGM Elgin Sub, Inc.

MGM Resorts Advertising, Inc.

MGM Resorts Aviation Corp.

MGM Resorts Corporate Services

MGM Resorts International Design

MGM Resorts International Marketing, Inc.

MGM Resorts International Operations, Inc.

MGM Resorts Manufacturing Corp.

MGM Resorts Retail

MH, Inc.

M.I.R. Travel

Mirage Laundry Services Corp.

Mirage Resorts, Incorporated

M.S.E. Investments, Incorporated

New Castle Corp.

PRMA Land Development Company

Ramparts, Inc.

VidiAd

Schedule I (b)

Nevada LLC Subsidiaries

350 Leasing Company I, LLC

350 Leasing Company II, LLC

450 Leasing Company I, LLC

550 Leasing Company I, LLC

550 Leasing Company II, LLC

Arena Land Holdings, LLC

Aria Resort & Casino, LLC

Bellagio, LLC

CityCenter Facilities Management, LLC

Grand Garden Arena Management, LLC

Las Vegas Arena Management, LLC

Mandalay Employment, LLC

Mandalay Place, LLC

Metropolitan Marketing, LLC

MGM CC, LLC

MGM Grand Condominiums, LLC

MGM Grand Condominiums II, LLC

MGM Grand Condominiums III, LLC

MGM Grand Hotel, LLC

MGM Hospitality, LLC

MGM International, LLC

MGM Resorts Aircraft Holdings, LLC

MGM Resorts Arena Holdings, LLC

MGM Resorts Development, LLC

MGM Resorts Festival Grounds, LLC

MGM Resorts Festival Grounds II, LLC

MGM Resorts Interactive, LLC

MGM Resorts International Global Gaming Development, LLC

MGM Resorts Land Holdings, LLC

MGM Resorts Macao, LLC

MGM Resorts Management and Technical Services, LLC

MGM Resorts Regional Operations, LLC

MGM Resorts Sub 1, LLC

MGM Resorts Sub 2, LLC

MGM Resorts Sub 3, LLC

MGM Resorts Venue Management, LLC

MRGS, LLC

New York-New York Hotel & Casino, LLC

New York-New York Tower, LLC

OE Pub, LLC

Park District Holdings, LLC

PRMA, LLC

Project CC, LLC

Signature Tower I, LLC

Signature Tower 2, LLC

Signature Tower 3, LLC

The Crystals at CityCenter Management, LLC

The Mirage Casino-Hotel, LLC

The Signature Condominiums, LLC

Tower B, LLC

Tower C, LLC

Vdara Condo Hotel, LLC

Vendido, LLC

Vintage Land Holdings, LLC

Vintage Land Holdings II, LLC

Schedule I (c)

Nevada Partnership Subsidiaries

Gold Strike L.V.

Victoria Partners